Exhibit 10(l)(viii)

                             WAIVER AGREEMENT


       Waiver Agreement dated as of November 30, 1994 (the "Waiver Agreement") between QMS, Inc. (the "Company") and each of Connecticut General Life Insurance Company, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, and Life Insurance Company of North America (individually, a "Holder" and, collectively, the "Holders").

     1. Reference is hereby made to the Note Agreement dated as of June 30, 1993 (the "Note Agreement") between the Company and each of the Holders. All terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note Agreement.

     2. Subject to the provisions herein contained, the Holders have agreed to waive certain provisions of the Note Agreement with respect to the Company's fourth fiscal quarter ending September 30, 1994.

      3. Each Holder hereby waives any Default or Event of Default which existed as of the end of the fiscal quarter ending September 30, 1994 resulting from the Company's non-compliance with Sections 7.17 and 7.23 of the Note Agreement as of such date.

      4. If at any time during the 1994 fiscal year of the Company, the Company shall request of the Holders a waiver of any breach or default of the Company under the Note Agreement, the Holders shall receive, in the aggregate, a fee in the amount of $4,500 with respect to such waiver. The right of the Holders to receive such fee shall in no way obligate the Holders to grant any waiver and the Company acknowledges that the granting of any waiver by the Holders is in the sole and absolute discretion of each of the Holders.

      5. Except as specifically modified hereby, the Note Agreement shall remain in full force and effect in accordance with the terms hereof.

      6. The Company hereby represents and warrants that this Waiver Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered on behalf of the Company, and constitutes the legal, valid and binding obligation of the Company.

     7. This Waiver Agreement shall not be effective as to any party hereto until each party hereto shall have executed at least one counterpart hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the day and year first above written.

QMS, Inc.


By:  \s\C. D. DALEY
     Name:   C. D. DALEY
     Title:  EVP FIN. & ADMIN


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:  CIGNA Investments, Inc.

   By:    \s\EDWARD LEWIS
   Name:   EDWARD LEWIS
   Title:  MANAGING DIRECTOR


CONNECTICUT GENERAL LIFE INSURANCE COMPANY, on behalf
     of one or more separate accounts
By:  CIGNA Investments, Inc.

   By:     \s\EDWARD LEWIS
   Name:   EDWARD LEWIS
   Title:  MANAGING DIRECTOR


LIFE INSURANCE COMPANY OF NORTH AMERICA
By:  CIGNA Investments, Inc.

   By:    \s\EDWARD LEWIS
   Name:   EDWARD LEWIS
   Title:  MANAGING DIRECTOR